Exhibit 3.1

doc 2 Exhibit 3.1 State of Delaware Secretary of State Division of Corporations Delivered 04:32 PM 09/08/2003 FILED 04:10 PM 09/08/2003 SRV 030578236 - 3700962 FILE  CERTIFICATE OF INCORPORATION  OF  PGA HOLDINGS, INC.  The undersigned, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:  FIRST: The name of the Corporation is:  PGA HOLDINGS, INC.  SECOND: Registered Office: Registered Agent.  The registered office of the Corporation is located at Corporation Service Company, 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808; and the county of such office is New Castle. The name of its registered agent at that address is Corporation Service Company.  THIRD: Purpose.  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.  FOURTH: Capitalization.  The total number of shares of stock which the Corporation shall have authority to issue is one million (1,000,000) shares, all of such shares shall be designated “Common Stock”. The shares of Common Stock shall have a par value of $.01 per share.  The holders of Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor, and (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation, ratably according to the number of shares of Common Stock held. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock of any class whatsoever, whether now or hereafter authorized.  FIFTH:Liability of Directors.  No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation  [[NYCORP:2300387v1:4772D:09/08/03--03:52p]]

Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when the provision becomes effective. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article Fifth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.  SIXTH:Indemnification.  The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while service as a director, officer, employee or agent, to the maximum extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The Corporation may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, purchase and maintain insurance on behalf of any such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may  [[NYCORP:2300387v1:4772D:09/08/03--03:52p]] 2

be entitled under any agreement, the Corporation’s By-Laws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  SEVENTH: Incorporator.  The name and mailing address of the incorporator of the Corporation is:  Jason D. Gabbard Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019-7475  The UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate this 8th day of September, 2003.  /s/ Jason Gabbard Jason D. Gabbard Sole Incorporator  [[NYCORP:2300387v1:4772D:09/08/03--03:52p]] 3

State of Delaware Secretary of State Division of Corporations Delivered 05:06 PM 02/01/2013 FILED 05:03 PM 02/01/201 SRV 130122191 - 3700962 FILE  CERTIFICATE OF AMENDMENT  TO THE  CERTIFICATE OF INCORPORATION  OF  PGA HOLDINGS, INC.  PGA Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:  1. The name of the Corporation is PGA Holdings, Inc.  2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 8, 2003 (the “Certificate of Incorporation”).  3. This Certificate of Amendment, which amends the Certificate of Incorporation, was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.  4. The Certificate of Incorporation is hereby amended to add an Article VIII as follows:  “EIGHT:Board of Directors  At all meetings of the Board of Directors a majority of the entire Board, so long as such majority includes at least two directors that are employees of Vestar Capital Partners, L.P. (“VCP Representatives”), shall be necessary to, and shall constitute a quorum for, the transaction of business, unless otherwise provided by any applicable provision of law. The act of a majority of the directors present at the time of the vote, so long as such majority includes at least two directors that are VCP Representatives, if a quorum is present at such time, shall be the act of the Board, unless otherwise provided by an applicable provision of law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting, so long as such majority includes at least two directors that are VCP Representatives. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.”  5. This Certificate of Amendment shall be effective as of the date of its filing with the Secretary of State of the State of Delaware.  067365-0145-11862-Active 13667315

IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment on January 30, 2013.  [ILLEGIBLE] Name: [ILLEGIBLE] Title:  [Signature Page for PGA Holdings, Inc. Certificate of Amendment to the Certificate of Incorporation]  067365-0145-11862-Active.13667315